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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) of InterMune, Inc. pertaining to the 2000 Non-Employee Directors' Stock Option Plan and 2000 Employee Stock Purchase Plan of InterMune, Inc. of our report dated February 10, 2003 with respect to the consolidated financial statements and schedule of InterMune, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Palo Alto, California
January 29, 2004

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS